Exhibit 10.6

PRINCIPAL PARTICIPATION AGREEMENT

PRINCIPAL PARTICIPATION AGREEMENT (this “Agreement”) dated as of March 31, 2008 among Thornburg Mortgage, Inc. (the “Seller”) and the financial institutions executing this Agreement under the heading “Participants” on the signature pages hereof (each, including any transferee pursuant to Section 13(c) hereof, a “Participant”), relating to the Participation (as defined below) granted by the Seller to the Participants.

1. Definitions.

1.1. As used herein, the following terms shall have the following respective meanings:

“Asset” means any asset described in Schedule 1 and all of the Seller’s rights under any repurchase agreements, reverse repurchase agreements, swaps, loan agreements, and other agreements to which the Seller is a party that relate to any such Asset.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Credit Documents” means all notes, applications, guarantees, security agreements, mortgages, deeds of trust, agreements, waivers, amendments, modifications, supplements and all agreements, instruments and other documents executed and delivered in connection therewith by any Obligor to evidence, secure or otherwise support payment of to the Principal of the Loans.

“Effective Date” means the later of (a) the date specified in Schedule 2 and (b) the date on which the conditions precedent set forth in Section 3 shall have been satisfied.

“Majority Participants” means Participants collectively holding Participant’s Percentage in excess of 50%.

“Obligors” means, collectively, each maker, guarantor, pledgor, subordinator or other Person directly or indirectly obligated in respect of the Principal of the Loans.

“Override Agreement” means the Override Agreement, dated as of March 17, 2008, among Seller and certain financial institutions, as amended or modified from time to time.

“Participant’s Account” has the meaning given to it in Schedule 2.

“Participant’s Percentage” has the meaning given to it in Schedule 2.

“Participant’s Share” means, with respect to any payment, an amount equal to the Participant’s Percentage of the principal amount of such payment, as applicable.

“Participation” has the meaning given to it in Section 2.

“Party” means the Participants or the Seller, as applicable.

“Person” means any individual, corporation, estate, trust, business trust, joint venture, association, partnership, limited liability company, government, government agency or political subdivision or other legal entity.

“Principal of the Loans” means, collectively, as of any date of determination, the then unpaid principal amount of the Assets.

“Purchase Agreement” means the Purchase Agreement, dated the date hereof, among the Seller and the investors named on the signature pages thereto.

“Purchase Price” has the meaning given to it in Schedule 2.

“Triggering Event” has the meaning assigned in the Indenture, dated the date hereof, between the Seller and Wilmington Trust Company, as trustee.

“Warrant Agreement” means the Warrant Agreement between the Seller and [initial holders], in the form attached hereto as Exhibit A.

1.2. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. This Agreement includes the Schedules attached hereto and any documents attached as exhibits to the Agreement. The Schedules attached hereto may supplement, change, or supersede other provisions of this Agreement; if there is any inconsistency between the provisions of said Schedules and the other provisions of this Agreement, said Schedules will prevail. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or any statute, law, order, rule or regulation shall be construed as referring to such agreement, instrument, other document, statute, law, order, rule or regulation as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement. Section, Schedule and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement. This Agreement shall be deemed to have been jointly drafted and no provision of it shall be interpreted or construed for or against any Party because such Party purportedly prepared or requested such provision, any other provision or this Agreement as a whole.

2. Sale of Participation. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, and effective on the Effective Date does hereby sell, to each Participant, without recourse to or (except to the extent expressly provided herein) representation or warranty whatsoever by the Seller, and each Participant hereby agrees to acquire, and effective on the Effective Date does hereby acquire, against payment by such Participant of an amount equal to the Purchase Price, a participation (the “Participation”) consisting of an undivided interest, to the extent of the Participant’s Percentage, and subject to satisfaction in full of the obligations of the Seller and Thornburg Mortgage Hedging Strategies, Inc. (“TMHS”) under the Override Agreement and the Financing Agreements (as defined therein) or any refinancing thereof approved by Majority Participants in (i) the Principal of the Loans included in the Assets, and (ii) to the extent permitted to be transferred under applicable law, all claims, suits, causes of action and any other right of the Seller whether known or unknown, against any Obligor or any of their respective affiliates, agents, representatives, contractors, advisors or any other Person arising under or in connection with the Credit Documents or that is in any way based on or related to any of the foregoing or the loan transactions governed thereby, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and purchased pursuant to this Agreement. Notwithstanding the foregoing, each Participant waives its rights to any payments prior to March 19, 2009 to the extent that the amounts otherwise payable hereunder are paid or to be paid to any “Counterparties” to the Override Agreement (as defined therein).

3. Conditions Precedent.

3.1. Each Participant’s obligations to pay the Purchase Price to the Seller and to acquire the Participation on the Effective Date shall be subject to the conditions that (a) the Seller’s representations and warranties in this Agreement shall have been true and correct on the date hereof and the Effective Date, (b)

the Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Effective Date and (c) such Participant shall have received this Agreement duly executed on behalf of the Seller.

3.2. The Seller’s obligation to sell, transfer, assign, grant, and convey the Participation to a Participant on the Effective Date shall be subject to the conditions that (a) such Participant’s representations and warranties in this Agreement shall have been true and correct on the date hereof and the Effective Date, (b) such Participant shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Effective Date, (c) the Seller shall have received this Agreement duly executed on behalf of such Participant and (d) the Seller shall have received payment of the Purchase Price from such Participant.

4. Payments to Participant. On the last Business Day of each calendar month, until ended in accordance with Section 8 hereof, after deducting amounts required to be paid in respect of the Override Agreement, each Financing Agreement (as defined in the Override Agreement) and all other transactions to which the Assets are subject on the date hereof or any refinancing thereof approved in writing by Majority Participants, the Seller shall remit to each Participant such Participant’s Share of all payments or other monetary recoveries received during such month on account of the Principal of the Loans. To the extent that Seller shall acquire, in respect of the Principal of the Loans, title to any property by exercise of remedies or voluntary transfer, the Participation shall continue in and with respect to the property so acquired.

5. Representations and Warranties. Each Participant represents and warrants to the Seller (solely as to itself and not as to any other Participant and except with respect to clause (d) hereof) and the Seller represents and warrants to each Participant (as of the date hereof and as of the Effective Date) that:

(a) such Party (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement;

(b) such Party’s execution, delivery, and performance of this Agreement have not resulted, and will not result, in a breach of any provision of (i) such Party’s organizational documents, (ii) any statute, law, writ, order, rule or regulation of any governmental authority applicable to such Party, (iii) any judgment, injunction, decree or determination applicable to such Party or (iv) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which such Party may be bound or to which any of the assets of such Party are subject;

(c) (i) this Agreement (A) has been duly and validly authorized, executed, and delivered by such Party and (B) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies; and (ii) no notice to, registration with, consent or approval of, or any other action by, any relevant governmental authority or other Person is or will be required for such Party to execute, deliver, and perform its obligations under this Agreement; and

(d) in the case of Seller, Seller has good title to the Assets, subject to no lien, encumbrance or assignment, except for those created pursuant to the Override Agreement, the Financing Agreement (as defined in the Override Agreement) and related documents.

6. Non-Recourse; No Liability. (a) The Participation is acquired by each Participant for such Participant’s own account and risk, without recourse to either the Seller, except as set forth herein and for any breach hereof, or to any other Participant.

(b) Each Participant represents to and agrees with the Seller and each other Participant that such Participant is a sophisticated buyer and has made, independently and without reliance on the Seller or any other Participant, its own analysis of the Assets for the purpose of acquiring the Participation, and it has received such additional documents and information (including any syndicate confidential information) as it has deemed necessary for such purpose, and it shall continue to make its own decisions with respect to the Participation without such reliance.

(c) Each Participant agrees that the Seller may, in its sole discretion, exercise or refrain from exercising any right, or take or refrain from taking any action, which the Seller may be entitled to take or assert under any of the Credit Documents and, without limiting the generality of the foregoing, the Seller may take legal action to enforce such Participant’s or the Seller’s interests with respect to any Asset or any of the Credit Documents.

(d) In managing the Assets subject to the Participation, the Seller shall exercise the same care as it has historically exercised with respect to its assets generally. The Seller shall allocate payments received with respect to the Assets, as between Principal of the Loans and other amounts owing on the Assets, in accordance with the Credit Documents and applicable law and otherwise in good faith and consistent with past practice.

7. Cost Allocation. (a) The Participant’s Percentage of any costs, expenses, and disbursements, including legal fees, which may be incurred or made by the Seller in connection with any action which may be taken by the Seller to collect the Principal of the Loans in which the Participants are participating or for the preservation or enforcement of any rights conferred by any of the Credit Documents, for which the Seller is not reimbursed by or on behalf of the Obligor, shall be deducted from distributions made to Participants.

(b) In the event that, after the Seller has made any payment to any Participant hereunder, any such payment or application is rescinded or must otherwise be returned or paid over by the Seller for any reason, the Participant’s Percentage of the amount to be returned shall be deducted from subsequent distributions to be made to such Participant.

8. Termination; Terminal Payment. (a) On the occurrence of a Triggering Event; provided that the Seller shall have issued to each Participant pursuant to the Warrant Agreement its pro rata share of the Additional Warrants (as defined in the Purchase Agreement) to be issued to the Participants in accordance with the Purchase Agreement, the Participation shall expire and all obligations of the Seller to each Participant hereunder, and of each Participant to the Seller hereunder, whether or not accrued, shall be canceled and of no force or effect without any liability of either to the other.

(b) If the termination pursuant to Section 8(a) shall not have occurred, then, on the seventh anniversary of the Effective Date, the Participation shall expire. Within five Business Days of such expiration, the Seller shall pay to each Participant the fair market value, as of such anniversary date, of such Participant’s Percentage of the remaining unpaid Principal of the Loans, after deducting amounts required to be paid in respect of repurchase agreements or other transactions to which the Assets are subject on the date hereof or any refinancing thereof approved by Majority Participants. If the Seller and the Majority Participants are unable to agree on the fair market value thereof by that payment date, each shall obtain a bid quotation for the Principal of the Loans as of such anniversary date from a generally recognized source for bids for assets of the same type as the Assets. If such bids are within 10% of each other, the fair market value shall be the average of such bids. Otherwise, the Seller and the Majority Participants shall jointly select a nationally recognized certified public accountant or valuation firm to deliver its opinion concerning the fair market value of the Principal of the Loans, which opinion shall be binding upon the Seller and all Participants, absent manifest error. During the period in which the fair market value is being determined, Seller shall deposit and maintain in escrow with a nationally recognized bank or trust company an amount equal to the Majority Participant’s estimate of the payment due under this Section, such deposit to the be made within 30 days of receipt of written notice of such estimate.

9. Payments. All payments by the Seller to any Participant hereunder shall be made to such Participant’s Account in like funds and currency as received by the Seller, without set-off, counterclaim or deduction of any kind. If the applicable payment is received by the Seller not later than 12:00 noon (New York City time) on any day, the corresponding payment shall be made to each Participant not later than 5:00 p.m. (New York City time) on such day, and otherwise not later than 5:00 p.m. (New York City time) on the immediately succeeding Business Day.

10 Nature of Interest. No Participant shall, by reason of this Agreement and the transactions contemplated hereby, be deemed to have an interest in any property taken as security for the Principal of the Loans or any other extension of credit by the Seller, or in any property now or hereafter in the Seller’s possession or control (other than an undivided participation interest hereunder in the Participant’s Share of the Principal of the Loans), or in any deposit held or other indebtedness owing by it which may be or become security for the Principal of the Loans, or by reason of the general description contained in any general loan or collateral agreement, or by reason of any right of setoff, counterclaim, banker’s lien or otherwise; provided that if any such property, deposit, indebtedness or any proceeds thereof shall be applied by the Seller to the payment of any amount in which any Participant has an interest hereunder, then such Participant shall be entitled to receive from the Seller an amount equal to its pro rata share thereof as provided herein.

11. No Transfer of Assets Below Par. Without the prior written consent of the Majority Participants, Seller may not assign, sell, convey, transfer or otherwise dispose of the Assets other than for cash at least equal to, and paid on account of, the unpaid principal balance of the Assets so sold, or grant any other participation in the Assets; provided that Seller may continue to finance (including by lending, or selling pursuant to customary repurchase and reverse repurchase agreements) the Assets in the ordinary course of business consistent with past practice and the Override Agreement and the Financing Agreements referenced therein; provided further that any refinancing of all or substantially all the obligations covered by the Override Agreement and such Financing Agreements shall be subject to the approval of the Majority Participants; and provided further that nothing in this agreement shall in any way restrict the Seller or any other party to the Override Agreement or any Financing Agreement from realizing against any Assets securing the obligations of Seller or any of its affiliates under the Override Agreement or any Financing Agreement or otherwise restrict any Counterparty (as defined in the Override Agreement) from enforcing its rights under the Override Agreement or any Financing Agreement. Unless the Majority Participants otherwise agree, the Participant’s Share of the net cash proceeds of sale of any Assets shall be treated as a payment or other monetary recovery to be paid to the Participants in accordance with Section 4 hereof.

12. Reports. Seller shall provide Participants reports in form and substance satisfactory to the Majority Participants at intervals to be agreed but no less than monthly.

13. Miscellaneous.

(a) Entire Agreement; Amendments; Exercise of Rights. This Agreement constitutes the entire agreement of the Parties with respect to the respective subject matters hereof and supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and finally integrated into this Agreement. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Seller and the Majority Participants and no waiver of any provision of this Agreement, nor consent to any departure by either the Seller or the Participants from it, shall be effective unless it is in writing and signed by the Majority Participants or the Seller, as applicable, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment to this Section 13(a), the definitions of “Participant’s Percentage” or “Participant’s Share”, or which derogates from any Participant’s right to a ratable payment under Section 4 hereof, shall be effective unless signed by each Participant affected thereby. No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such Party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against any other Party or any other Person.

(b) Survival; Successors and Assigns. All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall be true and correct as of the date hereof and the Effective Date, and shall survive the execution, delivery, and performance of this Agreement. This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns.

(c) Transfer of Participation. Any Participant may sell, pledge, assign, sub-participate, or otherwise transfer its Participant’s Share of the Participation without the Seller’s consent. As a condition to any sale or other similar transfer (except for any pledge, assignment or transfer for security), the Participant shall notify the Seller of such transfer, the amount being so transferred, and the identity and address of the transferee, prior to the effectiveness thereof. The Seller shall maintain at one of its offices a register (the Register”) for the recordation of the names and addresses of the holders of the Participation, and the amount of the Participation each holds. Each such transferee shall be considered a permitted assign for purposes of Section 13(b) herein, shall be considered a “Participant” hereunder, shall make the representations and warranties of the Participants in Sections 5 and 6 hereof, and shall agree to be bound by the provisions of this Agreement. The entries in the Register shall be conclusive, and the Seller and Participants may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Participant hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Seller and any Participant, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(d) Further Assurances. Each Party agrees (i) to execute and deliver, or to cause to be executed and delivered, all such instruments and (ii) to take all such actions as any other Party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including the procurement of any third-party consents.

(e) Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) Relationship Between the Seller and the Participants. The relationship between the Seller and the Participants shall be that of seller and buyer. No Party is a trustee or agent for the other Parties, nor does any Party have fiduciary obligations to the other Parties. This Agreement shall not be construed to create a partnership or joint venture between the Parties.

(g) Severability. The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(i) Waiver of Trial by Jury. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (I).

(j) Jurisdiction. Each Party irrevocably and unconditionally submits to and accepts the nonexclusive jurisdiction of any New York State or United States Federal court sitting in New York County for any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to it, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it. The Parties irrevocably agree that, should any Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

(k) Expenses. Except as otherwise provided herein, each Party agrees to bear its own expenses in connection with this Agreement.

(l) Interest. If any Party fails to pay any amount (including interest, to the fullest extent permitted by applicable law) payable by it hereunder when due, then interest shall accrue and be payable immediately upon demand on such unpaid amount at a per annum rate equal to 25% from and including the date on which such amount became due to but excluding the date the same is paid in full.

(m) Notices. All communications among the Parties or notices or other information sent under this Agreement shall be in writing, hand delivered or sent by overnight courier or telecopier, addressed to the relevant Party at its address or facsimile number specified in Schedule 1 or at such other address or facsimile number as such Party may request in writing. All such communications and notices shall be effective upon receipt.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above stated.

SELLER
THORNBURG MORTGAGE, INC.

By:	/s/ Larry A. Goldstone
Name:	Larry A. Goldstone
Title:	President & Chief Executive Officer

PARTICIPANTS

TMA LTD.

By:
Name:
Title:

[NAME OF PARTICIPANT]

By:
Name:
Title:

[NAME OF PARTICIPANT]

By:
Name:
Title:

[NAME OF PARTICIPANT]

By:
Name:
Title:

Principal Participation Agreement